Exhibit 99.1

1 berkshirebank.com Berkshire Hills Bancorp—BHLB culture vision footprint The Power Franchise of the 2013 Summary Annual Report

From the Chairman



Dear Shareholders, Customers and Employees:

I believe that business leadership has been, and continues to be, central to the promise of America. Today we operate in an environment that looks and feels a little different than what we have seen in the past. Following the recent recession, there continues to be uncertainty about the strength of the economy and the constructive role of the business community. Looking back through our history, including the unprecedented economic expansion of the industrial revolution, entrepreneurs both private and public led the way through the creation of jobs and innovation and drove a way of life that people appreciated and revered. Those same characteristics exist today as proud companies, in our markets and all over the country, provide jobs and facilitate economic growth. A company's financial success drives opportunities for employment, diversified goods and services for customers and economic benefits to the communities in which it operates. Combining all of the above with consistency and an eye toward longevity produces franchise value and in turn, shareholder value.

For over 160 years, Berkshire Bank has been building franchise value through our actions. We are proud of the positive impact we've had on our employees' lives, our innovative approach to customer service and our ability to help create strong, vibrant communities as America's Most Exciting Bank®. In 2013 we continued to expand our franchise and deepen our community ties. We once again posted record earnings and maintained our focus on balance sheet strength, strong asset quality and sound capitalization. We grew our footprint and expanded the AMEB brand through the acquisition of 20 branches in New York, new commercial regional headquarters in Central and Eastern Massachusetts and relocated and upgraded branches in our Connecticut market. We also added commercial teams across our franchise and expanded services for our customers including wealth management, small business banking, automobile financing, leasing, private banking, mortgage banking, MyBanker, personal and commercial insurance and mobile banking.

We acted swiftly and decisively to combat the loss of revenues after an unexpected shift in the yield curve during the second quarter caused significant mortgage volumes to dry up sooner than anticipated, affecting our outlook for the year. We shifted our focus to drive earning asset growth and targeted fee revenue sources, while also launching a restructuring initiative in the second half of the year that helped to right size our expenses and streamline processes within the Bank. We were able to grow net revenue by 15% for the year and earnings by 24%, while taking care to improve our processes and effectively meet the needs of our customers. We also made the necessary changes to our management team and focused on strengthening our employee base through significant internal promotions and active recruiting. Our aggressive actions helped limit the contraction in our profitability, and we are determined to restore quarterly core earnings growth and deliver positive core operating leverage going forward.

2013 Growth Highlights

- 15% Revenue Growth
- 24% Earnings Growth
- 11% EPS Growth
- 5% Total Loan Growth
  - 15% Commercial Business Loan Growth
  - 6% Consumer Loan Growth



Berkshire achieves distinction through our: culture, vision and footprint.

- We celebrate our unique **culture** as America's Most Exciting Bank®, one driven by the RIGHT values (Respect, Integrity, Guts, Having Fun and Teamwork). This culture attracts hard-working, passionate people and the results resonate when facing challenges.

- We have built a unique **footprint** over the last several years and now offer services across New England and into Central New York—reaching customers from Boston to Syracuse and multiple regions in between. No local competitor matches this reach and it has given us an advantage that we intend to use.

- Our **vision** for this franchise is to be the go-to partner in the markets where we do business. By bringing together a strong employee base, a dedicated strategy and operational efficiency, we can offer our customers the products and services they need, our employees an inspirational place to work, our communities the support they are looking for and our shareholders the returns they deserve.

I'm excited about our prospects in 2014 even in the face of environmental headwinds and significant competition in our markets. Economic uncertainty remains a challenge, but we are determined to stay focused on the long term franchise value of our Bank. This means sticking to our principles. We won't stretch for credit and we intend to remain nimble to better prepare our business for the future. I believe we are uniquely positioned to take advantage of the powerful franchise we've built to deliver benefits to all of our constituencies and to continue to be a positive influence in our communities. We are excited about these opportunities and thank you for your continued support.

Sincerely,

Michael P. Daly
Chairman, President and CEO

2013 Results

Results (in millions)	FY 2013	FY 2012	FY 2011
Revenue	$227	$197	$142
Net Income	41	33	17
Total Assets-YE	5,673	5,297	3,992
Performance			
Return on Equity	6.09%	5.66%	3.64%
Return on Assets	0.78	0.73	0.50
Net Interest Margin	3.63	3.62	3.57
Per Share			
Net Income	$1.65	$1.49	$0.97
Dividends Paid	0.72	0.69	0.65
Book Value-YE	27.08	26.53	26.09
Market Price-YE	27.27	23.86	22.19

Berkshire Hills Bancorp—BHLB berkshirebank.com 3

VT
NH
NY
Syracuse
Albany
Pittsfield
MA
Burlington
Westborough
Springfield
Hartford
CT
RI

Berkshire Bank is a growing regional franchise spanning New England and Central New York, stretching from Boston to Syracuse on I-90 and from Hartford into Vermont on I-91.

Corporate Profile

$6.0 Billion in Assets

92 Branch Locations

» Experienced, energetic management team
» Strong revenue and earnings growth
» Quality balance sheet
» Distinctive brand and culture

Note: Assets and branches include New York acquisition (Jan 2014)

About Us

Stock Information

as of 12/31/13

Ticker	NYSE: BHLB
Stock price	$27.27
Price appreciation (1 yr.)	14%
Market capitalization	$683 million
Shares outstanding	25.0 million
Average daily volume	62,000 shares

Investment Considerations

» Diversified revenue drivers
» Established footprint in attractive markets
» Well-positioned for growth
» Focused on long-term profitability goals and shareholder returns

2013 Shareholder Benefits

» 18% Total shareholder return
» 3% Dividend yield
» 2% Book value growth per share

4 2013 Summary Annual Report

Big Bank Resources, Small Bank Attention

Commercial Banking

For our Business Banking operations, growth was the name of the game in 2013—growth in products and services, growth in loans, growth in teams, growth in footprint.

We started the year by establishing Syracuse, NY as a major new market for us and ended with new business banking headquarters in Westborough and Burlington, MA – stretching our community presence across New England and Central New York.

We added a commercial team in Burlington, MA and built up our teams in Syracuse, NY and Hartford, CT. Most recently, we welcomed Scott Houghtaling as Regional Leader in NY. We also recruited an experienced leasing team and began providing commercial equipment leasing services throughout our footprint. These teams have strong ties to our communities and they drive organic growth for us.

The strong focus on middle market opportunities and market share gains from national competitors led to solid loan growth for Berkshire this year. Total commercial loans were up 5% in 2013, with our commercial business loans (C&I) leading the way with 15% growth. As in years past, the Asset Based Lending team has been a significant driver for us in C&I. We also posted solid gains in our commercial deposit market share in newer markets including Central and Eastern Massachusetts and Hartford, CT. On the product side, cash management and swap revenues grew over 20% year over year as we provided these services across our growing customer base.

Berkshire now has seven full-service local Commercial offices (located in Albany, Burlington, Hartford, Pittsfield, Springfield, Syracuse and Westborough), and executives and relationship managers in place dedicated to delivering AMEB's brand promise of "big bank resources with small bank attention" throughout the franchise.

For more information about Commercial Banking services, please call 800.773.5601, visit our website at berkshirebank.com or one of our seven conveniently located Commercial offices.

Total Commercial Loans were up 5% and C&I 15% in 2013


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Berkshire Hills Bancorp – BHLB berkshirebank.com 5

Insurance Berkshire Insurance Group continues to benefit from the diverse distribution channels across our footprint. Teaming with commercial and mortgage loan officers as well as branch employees has helped to build our market presence from Boston to Syracuse and greater distribution for our insurance product suite. We are rolling out new programs in 2014 to capitalize on the growth opportunities we see across the rest of our footprint. “Quick Life,” a term life insurance policy, is one of the programs recently launched and we are already seeing good success. Administered by licensed branch employees, the program enables customers to secure an individualized quote and activate their policies right at their local branch. For more information about "Quick Life" and other insurance products, please contact us at 866.636.0244. We Believe That No Two Customers Are Alike Building Neighborhoods and Fueling Small Business Retail Banking Our Personal Banking teams were focused on deepening the franchise and adding products and services for our customers in 2013. Our branch footprint increased almost 25% with the addition of 20 new branches in New York, linking our Albany and Syracuse markets and bringing added convenience to new and existing customers. We launched a new auto finance program, expanding dealer relationships and in-branch lending, which helped drive 6% growth in overall consumer loans for the year. We also introduced enhanced mobile banking for our customers, including mobile deposit, and continued to make progress on updating our branches to better reflect the AMEB experience with our state-of-the-art teller “pod” design. We posted 5% growth in mortgage balances, and we shifted our focus to home purchase related activity, which picked up across our franchise, just as refinancing activity began to slow. We upgraded our technology and expanded our reach in 2013, which allowed our mortgage loan officers to better service their customers across our footprint with benefits that will be seen for years to come. With our unique culture, knowledgeable and customerdriven staff, affinity marketing programs, and competitive products, we are well-positioned for continued success. Wealth Management We service our clients through Berkshire Bank Wealth Management, Renaissance Investment Group (RIG) and Private Banking. In 2013, our investment clients reaped the rewards of double digit equity market returns – outperforming our benchmarks and building on previous successes. We also expanded our Private Banking group to service more of our footprint, bringing convenience and a sophisticated product suite to more clients. These initiatives led to healthy revenue growth and an increase of assets under management to $1.3 billion. Focusing on sound investment strategies and the individuality of each client enables us to service a growing base across our expanding footprint. For more information about these services, please contact Charles Leach of Berkshire Bank Wealth Management at 413.881.1205, Trevor Forbes of Renaissance Investment Group at 413.881.0098 and Beth Mineo of Private Banking at 413.523.7918. Once again, Berkshire Bank offered specially designed mortgage products for MTA Benefits, and in August 2013 we expanded this partnership to include retail products tailored to Massachusetts Teachers Association members and their families. Small Business 2013 was an important strategic year for our Small Business team. We brought in a new leader, repositioned the team geographically and partnered with the MyBanker and Private Banking teams to provide more convenience and community representation in our growth markets. The close relationship with the branch network also continues to grow, with several branch managers successfully completing the American Institute of Banking’s “Small Business Banking Certificate.” These actions garnered immediate results with a 30% increase in small business loan production for the year. Our partnership with New England’s most watched sports network includes sponsorship of NESN’s “Hockey Night in New England” broadcast for the regular season and playoffs. For more information about Retail Banking and Small Business services, please call 800.773.5601, visit our website at berkshirebank.com or one of our 92 full-service retail locations. $4M $6M $8M $10M 5 Year Fee Generation Trend (millions) 2013 2012 2011 2010 2009 4.8 4.5 7.3 5.8 8.7 Growing Revenues as Client Base Expands ($ in millions) 6 2013 Summary Annual Report 7 berkshirebank.com Berkshire Hills Bancorp—BHLB

9 Berkshire Hills Bancorp—BHLB berkshirebank.com AMEB 2013 We Believe That Life Should Be Exciting What makes us America’s Most Exciting Bank®? The people, the attitude and the energy you find here. We are passionate about practicing and living by the RIGHT values (Respect, Integrity, Guts, Having Fun and Teamwork) — keeping us focused on doing the RIGHT things every day across our footprint and in our communities. Internally, this is a rewarding place to work offering friendships, challenges and the ability for each of us to make a difference. Externally, the excitement translates into doing right by our customers and communities. Helping our customers find and finance life's exciting moments with resources and solutions from people they know and trust, while helping our communities grow and thrive as active participants in the local fabric. This unique culture — and the unique experience it brings to employees, customers, communities and shareholders — truly makes us America’s Most Exciting Bank®. Recent Key Initiatives Significantly increased presence in Central NY through branch acquisition » 20 new branches » 60,000 new customers » $440 million new deposits Expanded commercial banking operations through team recruitment » Commercial teams / lenders added in Burlington, MA, Syracuse, NY, Hartford, CT and Albany, NY » Commercial leasing team added Executive realignment builds on strengths » Named George F. Bacigalupo EVP, Commercial Banking » Named Josephine Iannelli EVP, Chief Financial Officer Recognition Berkshire Bank was named one of Massachusetts’ Most Charitable Companies by the Boston Business Journal in 2013 Berkshire Hills Bancorp Inc. was named among the Top 100 Performing Publicly Traded Companies in Massachusetts by The Boston Globe in 2013 Berkshire Insurance Group received the Personal Lines Agency of the Year award in 2013 by The Hanover Insurance Group, Inc. Berkshire Insurance Group Ranked #1 Agency in 2013 by Business West In 2013, Berkshire Bank was named among the Top 10 Banks in Massachusetts and Rhode Island for residential mortgages in volume and dollars in two categories — Single-Family Homes and Condominiums by Banker & Tradesman Shareholder Highlights 2009 2010 2011 2012 2013 $20.68 $22.11 $22.19 $23.86 $27.27 Market Price Per Share (year end) 2009 2010 2011 2012 2013 $0.64 $0.64 $0.65 $0.69 $0.72 Dividends Per Share 40on Dime! company the thousand hours community of service Berkshire Bank and our Foundation believe that being a committed community partner is about more than writing a check. That’s why we provide employees with paid time off to volunteer during regular business hours — all on the company dime. In 2013, 70% of Bank employees participated in our nationally-renowned Employee Volunteer Program on over 170 company-sponsored volunteer activities across our footprint. The value of our volunteerism this past year — $1.1 million — is a lot of dimes indeed, but we believe that it’s money well spent. In addition, Berkshire Bank, through our charitable Foundation and corporate sponsorships, provided $2 million to support important not-for-profit and community organizations. This included scholarships to high school seniors and grants for economic development projects, education and the cultural arts throughout our footprint. Over 30,000 20,000 10,000 8

Financial Information Summary

Balance Sheet ($ millions)	2013	2012	2011	2013/2011
	At or for the years ended December 31,			*Increase*
Total assets	$5,673	$5,297	$3,992	42%
Investment securities	870	574	533	63%
Total loans	4,181	3,989	2,957	41%
Allowance for loan losses	(33)	(33)	(32)	3%
Goodwill and other intangible assets	271	274	223	22%
Deposits	3,849	4,100	3,101	24%
Borrowings	1,064	448	237	349%
Shareholders' equity	678	667	552	23%
Operating Results ($ thousands)				
Net interest income	$168,752	$143,388	$106,520	58%
Non-interest income	58,232	54,056	35,803	63%
Total net revenue	226,984	197,444	142,323	59%
Provision for loan losses	11,378	9,590	7,563	50%
Non-interest expense	157,359	140,806	116,442	35%
Income tax expense	17,104	13,223	1,884	NA
Net income from discontinued operations	—	(637)	914	NA
Net income	41,143	33,188	17,348	137%
Share Data				
Earnings per share, diluted	$1.65	$1.49	$0.97	70%
Dividends per share	$0.72	$0.69	$0.65	11%
Book value per share — period end	$27.08	$26.53	$26.09	4%
Shares outstanding — period end (thousands)	25,036	25,149	21,148	18%
Average diluted shares (thousands)	24,965	22,329	17,952	39%

BERKSHIRE HILLS BANCORP

Berkshire Bank - America's Most Exciting Bank

This document contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements, including factors discussed in "Forward-Looking Statements" in the Company's 2013 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission's Internet website www.sec.gov and to which reference is hereby made. Except as required by law, the Company assumes no obligation to update any forward-looking statements, and undue reliance should not be placed on these statements. Annual Report on Form 10-K can be obtained from www.berkshirebank.com or will be furnished on written request without charge to persons who are beneficial owners of securities of the Company as of the record date for the Annual Meeting of Shareholders.

EQUAL HOUSING LENDER

Banking products are provided by Berkshire Bank: Member FDIC. Equal Housing Lender. Berkshire Bank is a Massachusetts chartered bank.

Insurance products are provided by Berkshire Insurance Group, Inc., a Berkshire Bank affiliate, and in New York by Berkshire Insurance Agency, a registered trade name for Berkshire Insurance Group, Inc., a Berkshire Bank affiliate. Insurance and investment products as well as investment securities and obligations of Berkshire Hills Bancorp, Inc. are not FDIC-insured, are not a bank deposit, "NOT guaranteed BY THE BANK," "NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY" and may lose value.

10 2013 Summary Annual Report

Leadership Team



Lawrence A. Bossidy
Lead Independent Director and Retired Chairman & CEO of Honeywell International and AlliedSignal



Michael P. Daly
Chairman, President & Chief Executive Officer

Executive Team



George F. Bacigalupo
Executive Vice President, Commercial Banking



Sean A. Gray
Executive Vice President, Retail Banking



Josephine Iannelli
Executive Vice President, Chief Financial Officer



Linda A. Johnston
Executive Vice President, Human Resources



Richard M. Marotta
Executive Vice President, Chief Risk & Administrative Officer

Board of Directors

John W. Altmeyer
President & CEO of Carlisle Syntec, Inc., in Carlisle, PA, and former director of Beacon Federal Bancorp

Robert M. Curley
Berkshire Bank New York Chairman & Former Chairman & CEO of Citizens Bank in NY

John B. Davies
Retired Executive Vice President of Massachusetts Mutual Life Insurance Company

Rodney C. Dimock
Principal in Arrow Capital, LLC & former President of Cornerstone Properties & Aetna Realty Investors, Inc.

J. Williar Dunlaevy
Former CEO of Legacy Bancorp & Former Chairman of Legacy Banks

Susan M. Hill
Founder & Vice President of Hill & Thompson, P.C. in Manchester Center, VT

Cornelius D. Mahoney
Retired Chairman, President & CEO of Woronoco Bancorp, Inc. and Woronoco Savings Bank

Laurie Norton Moffatt
Director & CEO of the Norman Rockwell Museum in Stockbridge, MA

Richard J. Murphy
Vice President & General Manager of the Tri-City ValleyCats in Troy, NY

Barton D. Raser
Vice President of Carr Hardware & Supply Company in Pittsfield, MA

D. Jeffrey Templeton
Owner & President of The Mosher Company, Inc. in Chicopee, MA



11

12 2012 Summary Annual Report Corporate Offices Berkshire Hills Bancorp, Inc. 24 North Street Pittsfield, MA 01202 800-773-5601 berkshirebank.com Stock Listing Berkshire Hills Bancorp, Inc. is publicly traded on the New York Stock Exchange (NYSE) under the symbol “BHLB”. Investor Information Investor Relations Attn: Allison O’Rourke Berkshire Hills Bancorp, Inc. 99 North Street Pittsfield, MA 01202 413-236-3149 aorourke@berkshirebank.com Transfer Agent and Registrar Shareholders who wish to change the name, address, ownership of stock, report lost stock certificates, inquire about the Dividend Reinvestment Plan or consolidate stock accounts should contact: Registrar and Transfer Company Attn: Investor Relations Department 10 Commerce Drive Cranford, NJ 07016 800-368-5948 rtco.com 2014 Annual Meeting of Shareholders Thursday, May 8, 2014 | 10 a.m. EST The Crowne Plaza Hotel One West Street Pittsfield, MA 01201